Exhibit 99.5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
180 Therapeutics L.P.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of 180 Therapeutics L.P. (the “Company”) as of December 31, 2018 and 2017, the related statements of operations, changes in partners’ capital (deficit) and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has a significant working capital deficiency, incurred significant losses since inception and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Marcum llp

We have served as the Company’s auditor since 2019.

New York, NY
November 12, 2019

180 THERAPEUTICS L.P.
BALANCE SHEETS

	December 31,
	2018	2017
Assets
Current Assets:
Cash	$125,245	$335,838
Total Assets	$125,245	$335,838

Liabilities and Partners’ Deficit
Current Liabilities:
Accounts payable	$17,241	$12,294
Accrued expenses	6,679	9,201
Accrued interest – related parties	59,824	46,973
Convertible notes payable – related parties	270,000	270,000
Total Liabilities	353,744	338,468

Commitments and Contingencies (Note 6)

Partners’ Deficit:
Units, 12,000,000 units authorized; 6,120,000 units issued and outstanding at December 31, 2018 and 2017	4,200	4,200
Accumulated deficit	(232,699)	(6,830)
Total Partners’ Deficit	(228,499)	(2,630)
Total Liabilities and Partners’ Deficit	$125,245	$335,838

The accompanying notes are an integral part of these financial statements.

180 THERAPEUTICS L.P.
STATEMENTS OF OPERATIONS

	For The Years Ended December 31,
	2018	2017
Operating Expenses:
Research and development	$10,500	$163,061
General and administrative	202,518	150,652
Total Operating Expenses	213,018	313,713
Loss From Operations	(213,018)	(313,713)

Other Income (Expense):
Other income	—	291,667
Interest expense – related parties	(12,851)	(12,309)
Total Other (Expense) Income	(12,851)	279,358
Net Loss	$(225,869)	$(34,355)

The accompanying notes are an integral part of these financial statements.

180 THERAPEUTICS L.P.
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT)

	Units		Partners’ Interest		Total Partners
	General Partners	Limited Partners	General Partners	Limited Partners	Capital (Deficit)
Balance – January 1, 2017	6,060,000	—	$28,125	$—	$28,125
Units issued for cash	—	60,000	—	3,600	3,600
Net loss	—	—	(33,682)	(673)	(34,355)
Balance – December 31, 2017	6,060,000	60,000	$(5,557)	$2,927	$(2,630)
Net loss	—	—	(221,442)	(4,427)	(225,869)
Balance – December 31, 2018	6,060,000	60,000	$(226,999)	$(1,500)	$(228,499)

The accompanying notes are an integral part of these financial statements.

180 THERAPEUTICS L.P.
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2018	2017
Cash Flows From Operating Activities:
Net loss	$(225,869)	$(34,355)
Changes in operating assets and liabilities:
Deferred income	—	(291,667)
Accounts payable	4,947	11,141
Accrued expenses	(2,522)	9,201
Accrued interest – related parties	12,851	12,309
Total adjustments	15,276	(259,016)
Net Cash Used In Operating Activities	(210,593)	(293,371)

Cash Flows Provided by Financing Activities:
Proceeds from sale of units	—	3,600
Net Decrease In Cash	(210,593)	(289,771)
Cash – Beginning of Year	335,838	625,609
Cash – End of Year	$125,245	$335,838

The accompanying notes are an integral part of these financial statements.

180 THERAPEUTICS L.P.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

180 Therapeutics L.P. (“180 LP” or the “Company”) was formed as a limited partnership in the State of Delaware on September 6, 2013. The Company is a clinical stage biopharmaceutical company located in Massachusetts focused on the discovery and development of biologic therapies for the treatment of fibrosis.

NOTE 2 — GOING CONCERN AND MANAGEMENT’S PLANS

The Company has incurred operating losses since inception. The Company expects to invest a significant amount of capital to fund research and development. As a result, the Company expects that its operating expenses will increase significantly, and consequently, will require significant revenues to become profitable. Even if the Company does become profitable, it may not be able to sustain or increase profitability on a quarterly or annual basis. The Company cannot predict when, if ever, it will be profitable. There can be no assurance that the intellectual property of the Company, or other technologies it may acquire, will meet applicable regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs, or successfully marketed. The Company plans to undertake additional laboratory studies with respect to its intellectual property, and there is no assurance that the results from such studies or trials will result in a commercially viable product or will not identify unwanted side effects.

These financial statements have been prepared under the assumption of a going concern, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. As of December 31, 2018, the Company had a partners’ deficit of $228,499 and a working capital deficiency of $228,499. The Company’s ability to maintain its existence is dependent upon the continuing support of its creditors and its success in obtaining new financing for its ongoing operations. Financing options available to the Company include potential debt and equity financings. If the Company is unable to obtain such additional financing timely, it may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on its business, financial condition and results of operations, and could ultimately be forced to discontinue its operations and liquidate. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is defined as within one year after the date that these financial statements are issued. The accompanying financial statements do not include any adjustments that may become necessary, should the Company be unable to continue as a going concern. See Note 8 — Subsequent Events for additional details regarding the private merger (“Reorganization”) between the Company, Katexco Pharmaceuticals, Corp. (“Katexco”), CannBioRex Pharmaceuticals Corp. (“CBR Pharma”), and 180 Life Sciences Corp (“180”) and for the public merger (“Business Combination”) between 180 and a special purpose acquisition company and public company.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the financial statements. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and may cause actual results to differ from those estimates.

180 THERAPEUTICS L.P.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents in the financial statements. At December 31, 2018 and 2017, the Company had no cash equivalents. The Company has cash deposits in a financial institution, which, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions. As of December 31, 2018, and 2017, the Company had cash balances that were not insured by the FDIC of $0 and $86,088, respectively.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on Accounting Standards Codification (“ASC”) No. 820 “Fair Value Measurements” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets or liabilities;

Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable; and

Level 3 — Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

The carrying amounts of the Company’s financial instruments, such as cash and accounts payable, approximate their fair values due to the short-term nature of those instruments.

Research and Development

Research and development expense consist of expenses incurred in performing research and development activities, including contract service expenses and other legal and professional research expenses. The Company expenses research and development costs as they are incurred.

Other Income

On December 10, 2014, the Company entered into an agreement with a biotechnology company affording such company rights of first negotiation of a strategic transaction following (a) completion of the Company’s Phase 1a clinical study in exchange for an upfront, non-refundable payment of $1,750,000; and, (b) if the biotechnology company elects to proceed, completion of a Phase 2 proof of concept study in exchange for aggregate payments of $5,250,000 payable in three installments. The Company initially established the $1,750,000 up-front payment as deferred income and then recognized the income on a straight-line basis over the expected period of performance. Following completion of the Phase 1a clinical study, on May 22, 2017, the biotechnology company elected not to proceed. During the year ended December 31, 2017, the Company recognized the remaining $291,667 of income associated with the up-front payment.

Income Taxes

The Company is a limited liability partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the partners. As such, no recognition of federal or state income taxes for the Company have been provided for in the accompanying financial statements. Any uncertain tax position taken by the members is not an uncertain position of the Company.

180 THERAPEUTICS L.P.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Subsequent Events

The Company has evaluated events that have occurred after the balance sheet date and through the issuance date of these financial statements. Based upon that evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 8 - Subsequent Events.

NOTE 4 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 2018, the FASB issued ASU No. 2018-07, “Compensation — Stock Compensation (Topic 718),” (“ASU 2018-07”). ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for nonemployee share-based payments. Currently, the accounting requirements for nonemployee and employee share-based payment transactions are significantly different. ASU 2018-07 expands the scope of Topic 718, Compensation — Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. This ASU supersedes Subtopic 505-50, Equity — Equity-Based Payments to Nonemployees. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company early adopted ASU 2018-07, but there have been no share-based payment transactions since adoption.

NOTE 5 — CONVERTIBLE NOTES PAYABLE — RELATED PARTIES

Convertible notes payable — related parties, (the “Notes”), of which $10,000 is owed to the Chief Executive Officer and $260,000 is owed to a Founder and Director, are comprised of the following at each of December 31, 2018 and 2017:

	Expiration	Interest	December 31,
Description	Date	Rate	2018	2017
i) Convertible note issued on September 24, 2013	09/24/15	5.0%	$160,000	$160,000
ii) Convertible note issued on June 16, 2014	06/16/17	2.5%	10,000	10,000
iii) Convertible note issued on July 8, 2014	07/08/17	2.5%	100,000	100,000
			$270,000	$270,000

The principal amounts due under the Notes accrue interest at a rate of 2.5% and 5.0% per annum, compounded annually. Effective upon the closing of the first issuance of convertible preferred units (or units with similar rights) with proceeds of at least $1,000,000 (the “Qualified Financing”), all of the outstanding principal and interest under these Notes will automatically be converted into units, or other equity interests of the Company of the same class issued to other investors in the Qualified Financing, at a conversion price equal to 80% of the price per unit of the Qualified Financing securities paid by the other investors. The Notes contain contingent beneficial conversion features, which will be accounted for at the time the conversion price is known and the contingency is resolved.

During the years ended December 31, 2018 and 2017, the Company recorded interest expense — related parties of $12,851 (including true-up of $6,101) and $12,309 (including true-up of $5,559) related to the Notes, respectively. As of December 31, 2018, and 2017, the Company had $59,824 and $46,973 of accrued interest related to the Notes, respectively. These Notes are past due and are therefore classified as current liabilities in the accompanying balance sheets and continue to accrue interest at 2.5% and 5% per annum, compounded annually.

180 THERAPEUTICS L.P.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Oxford University Consulting Agreements

On November 1, 2013, the Company entered into consulting services agreement with the University of Oxford (the “University”), pursuant to which the University agreed to provide advice and expertise on an ad hoc basis in exchange for a fixed annual fee of $10,500, which is recorded in research and development in the accompanying statements of operations. The agreement, as amended expires on October 31, 2020.

Litigation and Other Loss Contingencies

The Company records liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. During the years ended December 31, 2018 and 2017, the Company did not record any expense for loss contingencies. As of December 31, 2018 and 2017, the Company had no liabilities recorded for loss contingencies.

NOTE 7 — PARTNERS’ CAPITAL

The Company is authorized to issue 12,000,000 units, (increased from 10,000,000 units on May 2, 2019) of which 1,500,000 units are reserved for issuance to officers, employees, advisors and consultants.

On February 8, 2017, the Company sold 60,000 units to an officer of the Company at $0.06 per unit for proceeds of $3,600. In the event that the officer ceases to provide employment services to the Company, depending on the timing, the Company may have the right to repurchase some or all of the units at $0.06 per unit. The Company’s right to repurchase units expires as follows:

a)	Right to repurchase 15,000 units expired on March 2, 2017; and

b)	Right to repurchase 1,250 units expires each month after March 2, 2017; or

c)	Right to repurchase all units expires upon a change of control, as defined.

NOTE 8 — SUBSEQUENT EVENTS

Cost Sharing Agreement

The Company entered into various cost sharing agreements between March 26, 2019 and May 21, 2019 with CBR Pharma and Katexco, both related parties that have common directors and officers with the Company. The companies agree to share certain future merger expenses for specific transactions as follows:

	Reorganization Costs	Business Combination Costs Incurred in the United States
CBR Pharma	25.93%	28.57%
Katexco	29.63%	31.43%
180 LP	44.44%	40.00%
	100.00%	100.00%

180 THERAPEUTICS L.P.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 8 — SUBSEQUENT EVENTS (cont.)

Advance to a Related Party

On March 26, 2019 and April 10, 2019, on behalf of the Company, related parties advanced $420,000 to a related party that has shared officers and directors with the Company.

On August 10, 2019 and August 28, 2019, on behalf of the Company, related parties advanced $174,358 to a related party that has shared officers and directors with the Company.

Loan Agreement

On April 10, 2019, the Company entered into a loan agreement with two companies with shared officers and directors. The Company can borrow up to $150,000 and will pay a simple annual interest rate of 8% on the loan balance.

Reformative Pharmaceuticals Agreement — Related Party

On February 26, 2019, the Company entered into a one-year agreement with a pharmaceutical corporation, who is a related party that share directors and officers of the Company, pursuant to which the pharmaceutical corporation agreed to pay the Company $1.2 million for rights of first negotiation to provide for an acquisition of any arising intellectual property or an exclusive licensing, partnering, or collaboration transaction to use any arising intellectual property with respect to a contemplated research agreement between the Company and Oxford University, which was signed on March 22, 2019 and is the start date of the project.

Oxford University Agreement

On March 22, 2019, the Company entered into a one-year Research Agreement with Oxford University pursuant to which the Company agreed to pay the University approximately $0.9 million, payable immediately, to sponsor certain research and to obtain the exclusive option to negotiate a license to commercially exploit any arising intellectual property as a result of the University’s research.

Increase in Authorized Units

On May 2, 2019, the Company authorized to issue 12,000,000 units, which was increased from 10,000,000 units, of which 1,500,000 units are reserved for issuances to officers, employees, advisors and consultants.

Partners’ Deficit

On May 2, 2019, the Company issued to a certain related party consultant an aggregate of 4,080,000 units for services rendered. The 4,080,000 units are subject to redemption by the Company for an aggregate redemption price of $4.00 if (i) the Company does not enter into the Business Combination by July 31, 2019, or (ii) the closing of the Business Combination does not occur on or prior to October 31, 2019; or (iii) the consultant terminates its service with the Company prior to October 31, 2019. Through June 30, 2019, no equity-based compensation was recognized because it was not yet probable that the performance conditions would be met to ensure that the units were no longer subject to redemption. On November 11, 2019, the redemption provision was waived.

180 THERAPEUTICS L.P.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 8 — SUBSEQUENT EVENTS (cont.)

Reorganization — Closed

On July 16, 2019, the Company consummated a Reorganization with 180, Katexco, and CBR Pharma wherein 180, a private company, issued 100,000 common shares in exchange for 100% of the equity and equity equivalents of the Company, Katexco, and CBR Pharma. Katexco and CBR Pharma are related parties, as they share certain officers or directors with the Company. In connection with the Reorganization, the Company’s shareholders received 40,000 shares of 180 common equity and the Company became a 100% owned and operating subsidiary of 180. Katexco has been identified as the accounting acquirer for accounting and reporting purposes in connection with the Reorganization. As of the issuance date of these financial statements, Katexco had not yet completed the acquisition accounting.

Business Combination — Definitive Agreement

On July 25, 2019, the Company entered into a Business Combination agreement with KBL Merger Corp. IV, a special-purpose acquisition company and public company (“KBL”), KBL Merger Sub, Inc. (“Merger Sub”), 180, Katexco, CBR Pharma, and the Stockholder Representative in his capacity as representative of the equityholders of the Company and the equityholders of 180, Katexco, and CBR Pharma, pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the agreement, the Merger Sub will merge with and into 180, with 180 continuing as a wholly owned subsidiary of KBL after the Closing. The Merger Sub will purchase 100% of the 100,000 shares of 180’s common stock outstanding as of the date of closing in exchange for 17.5 million shares of KBL common stock reduced by the number of shares equal to the amount of any liabilities of 180 in excess of $5 million at the closing, divided by $10. The Business Combination represents a recapitalization of 180.

Kennedy License Agreement

On September 27, 2019, the Company entered into a license agreement (the “Kennedy License Agreement”) with the Kennedy Trust for Rheumatology Research (“Kennedy”) exclusively in the U.S., Japan, United Kingdom and countries of the European Union, for certain licensed patents (the “Kennedy Licensed Patents”), including the right to grant sublicenses, and the right to research, develop, sell or manufacture any pharmaceutical product (i) whose research, development, manufacture, use, importation or sale would infringe the Kennedy Licensed Patents absent the license granted under the Kennedy License Agreement or (ii) containing an antibody that is a fragment of or derived from an antibody whose research, development, manufacture, use, importation or sale would infringe the Kennedy Licensed Patents absent the license granted under the Kennedy License Agreement, for all human uses, including the diagnosis, prophylaxis and treatment of diseases and conditions.

As consideration for the grant of the Kennedy Licensed Patents, 180 LP paid Kennedy an upfront fee of £60,000. 180 LP will also pay Kennedy royalties equal to (i) 1% of the net sales for the first annual £1 million of net sales, and (ii) 2% of the net sales after the net sales are at or in excess of £1 million, as well as 25% of all sublicense revenue, provided that the amount of such percentage of sublicense revenue based on amounts which constitute royalties shall not be less than 1% on the first cumulative £1 million of net sales of the products sold by such sublicenses or their affiliates, and 2% on that portion of the cumulative net sales of the products sold by such sublicenses or their affiliates in excess of £1 million.

The term of the royalties paid by 180 LP to Kennedy will expire on the later of (i) the last valid claim of a patent included in the Kennedy Licensed Patents which covers or claims the exploitation of a product in the applicable country; (ii) the expiration of regulatory exclusivity for the product in the country; or (iii) 10 years from first commercial sale of the product in the country.

The Kennedy License Agreement may be terminated by 180 LP without cause by providing a 90-day notice.